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                               PURCHASE AGREEMENT

THIS AGREEMENT IS DATED AND EFFECTIVE AS OF APRIL 1, 1997, BY AND BETWEEN GENERAL ELECTRIC COMPANY, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF NEW YORK, HAVING A PLACE OF BUSINESS AT 205 GREAT VALLEY PARKWAY, MALVERN, PA (HEREINAFTER REFERRED TO AS "GE") AND CONOLOG CORP., A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, HAVING A PLACE OF
BUSINESS AT 5 COLUMBIA ROAD, SOMERVILLE, NJ (HEREINAFTER REFERRED TO AS "CONOLOG").

WHEREAS, GE IS IN THE BUSINESS OF MANUFACTURING AND SELLING PROTECTIVE
RELAYS AND ASSOCIATED COMMUNICATION EQUIPMENT FOR USE IN THE ELECTRIC UTILITY INDUSTRY; AND

WHEREAS, CONOLOG HAS DEVELOPED A PTR-1500 PROTECTIVE RELAYING COMMUNICATIONS CHANNEL EQUIPMENT FOR AUDIO TONE, FIBER OPTIC, OR DIGITAL APPLICATIONS; AND

WHEREAS, CONOLOG MANUFACTURES AND SELLS UTILITY COMMUNICATIONS EQUIPMENT AND GE RECOGNIZES THAT CONOLOG DESIRES TO SELL A MAXIMUM AMOUNT OF SAID PRODUCTS INTO THE UNITED STATES AND THE INTERNATIONAL MARKET; AND

WHEREAS, GE IS DESIROUS OF PURCHASING THE AFOREMENTIONED PTR-1500
COMMUNICATIONS EQUIPMENT DESCRIBED BY THE SPECIFICATION OF EXHIBIT A ATTACHED HERETO FROM CONOLOG, FOR RESALE BY GE UNDER A GE BRAND NAME, TO THE ELECTRIC UTILITY AND OTHER INDUSTRIES WORLDWIDE, AND

WHEREAS, CONOLOG AGREES TO SELL TO GE ALL OF GE'S REQUIREMENTS FOR THE AFOREMENTIONED PTR-1500 COMMUNICATIONS EQUIPMENT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

NOW THEREFORE, UPON THESE PREMISES AND IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 AS USED IN THE AGREEMENT:

    A. "EFFECTIVE DATE" MEANS THE DATE FIRST APPEARING HEREIN.

    B. "PRODUCT(S)" MEANS THE PRODUCTS DESCRIBED IN EXHIBIT A, TO BE SOLD BY CONOLOG TO GE FOR RESALE BY GE AS WELL AS ASSOCIATED SPARE PARTS FOR SUCH PRODUCTS.

    C. "TERM" HAS THE MEANING ASCRIBED THERETO IN ARTICLE 3 BELOW.

2. PURCHASE OF PRODUCTS

2.1 CONOLOG AGREES TO SELL RPODUCTS TO GE IN ACCORDANCE WITH THE PRICES LISTED IN EXHIBIT A AND IN SUCH QUANTITIES AS GE SHALL, FROM TIME TO TIME, ORDER FROM CONOLOG PURSUANT TO PARAGRAPH 5.

2.2 PRODUCTS SOLD TO GE PURSUANT TO PARAGRAPH 2.1 SHALL BE SOLD IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL CONSIST OF THE CONTRACT PROVISIONS OF THE MAIN BODY OF THIS AGREEMENT (CONTRACT PROVISIONS), THE PRODUCT DESCRIPTIONS AND PRICING (EXHIBIT A), THE CONDITIONS OF PURCHASE SHOWN IN EXHIBT B AND THE WARRANTY SUPPORT SERVICES (EXHIBIT C). IN THE EVENT OF CONFLICT BETWEEN THE CONTRACT PROVISIONS, EXHIBIT A, EXHIBIT B, OR EXHIBIT C, THE ORDER OF PRECEDENCE THAT WILL PREVAIL IS AS FOLLOWS:

        I.    CONTRACT PROVISIONS
        II.   CONDITIONS OF PURCHASE (EXHIBIT B)
        III.  PRODUCT DESCRIPTION AND PRICING (EXHIBIT A)
        IV.   NON-WARRANTY SUPPORT SERVICES (EXHIBIT C)

2.3 CONOLOG SHALL ACCEPT EACH ORDER OR AMENDMENT THERETO ISSUED BY GE IN ACCORDANCE WITH THE AGREED UPON TERMS AND CONDITIONS CONTAINED HEREIN BY ISSUING ITS ACKNOWLEDGMENT WITHIN (5) WORKING DAYS OF RECEIPT OF SUCH ORDER OR AMENDMENT.

2.4 BY ACCEPTANCE OF ANY ORDER OR AMENDMENT THERETO ISSUED IN ACCORDANCE
    WITH THIS AGREEMENT, CONOLOG AGREES TO BE BOUND BY AND COMPLY WITH ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND OF SUCH ORDER INCLUDING ANY SUPPLEMENTS THERETO WHICH ARE CONSISTENT WITH THIS AGREEMENT AS WELL AS ANY OTHER MUTUALLY AGREED UPON SPECIFICATIONS AND OTHER DOCUMENTS.

2.5 CHANGES OR MODIFICATIONS TO PRODUS DESIGN OR MANUFACTURE SHALL NOT BE MADE BY CONOLOG WITHOUT THE EXPRESS WRITTEN AUTHORIZATION OF GE.

2.6 CONOLOG SHALL NOTIFY GE PROMPTLY OF ANY DEFECTS IN PRODUCTS WHICH AFFECT THE PERFORMANCE, SAFETY OR OPERATION OF PRODUCTS.

3.0 TERM OF AGREEMENT

3.1 UNLESS EARLIER TERMINATED PURSUANT TO PARAGRAPH 12, THE TERM OF THIS AGREEMENT (THE "TERM") SHALL BE FOR A FIVE (5) YEAR PERIOD FROM THE EFFECTIVE DATE HEREOF.

3.2 IF THIS AGREEMENT IS TERMINATED, CONOLOG WILL DELIVER PRODUCTS TO GE FOR ORDERS RECEIVED FROM GE PRIOR TO THE TERMINATION DATE, AND GE WILL REMIT PAYMENT FOR SUCH PRODUCTS TO CONOLOG IN ACCORDANCE WITH PARAGRAPH 11 HEREOF.

4.  MARKETING BY GE

4.1 GE MAY SELL, LEASE, RENT, DISTRIBUTE, MARKET, AND OTHERWISE USE AND DISPOSE OF THE PRODUCTS UNDER SUCH GE TRADEMARKS AND TRADE NAMES AS IT SHALL DETERMINE IN ITS ABSOLUTE DISCRETION. THE PARTIES AGREE THAT IN ORDER TO PROVIDE PRODUCTS WHICH HAVE AN APPEARANCE AND INTERFACING OPTIONS DESIRED BY GE, CONOLOG WILL DESIGN AND MAKE REASONABLE MODIFICATIONS TO THE PRODUCT IN ACCORDANCE WITH GE REQESTS. THE PATIES WILL NEGOTIATE, IN GOOD FAITH, AN AMOUN TO BE PAID BY GE TO CONOLOG FOR SUCH MODIFICATIONS MADE AT GE'S REQUESTS.

4.2 PRODUCTS SOLD TO GE HEREUNDER WILL BE DELIVERED BY CONOLOG TO GE WITH SUCH TRADEMARKS AFFIXED THERETO AS GE SHALL REQUEST. GE WILL PROVIDE TO CONOLOG LABELS OR SIMILAR IDENTIFICATION MEDIA CONTAINING THE TRADEMARKS AND TRADE NAMES TO BE USED ON OR IN CONNECTION WITH THE PRODUCTS, AND THEIR PACKAGING.

4.3 GE WILL UNDERTAKE VARIOUS ACTIVITIES WHICH PROMOTE THE MARKETING AND SALE OF PRODUCTS MANUFACTURED BY CONOLOG AND SOLD TO GE HEREUNDER. IN ORDER FOR GE TO RECEIVE THE BENEFITS OF ITS MARKETING AND SALES PROMOTION OF PRODUCTS, CONOLOG AGREES:

    A. NOT TO SELL OR OTHERWISE USE OR DISPOSE OF PRODUCTS BEARING ANY GE TRADEMARK TO ANY ENTITY OTHER THAN GE, AND

    B. NOT TO SELL PRODUCTS O ANY OTHER COMMUNICATIONS CHANNEL EQUIPMENT PRODUCT WHICH IS SUBSTANTIALLY SIMILAR TO PRODUCTS (EMBODIES 75% OF
       HE FUNCTIONS IN PRODUCTS), FOR THE LIFE OF THIS AGREEMENT AND FOR TWO
       (2) YEARS THEREAFTER, TO ANY ENTITY OTHER THAN GE. THE PROHIBITION OF SELLING PRODUCTS ON EQUIPMENT SUBSTANTIALLY SIMILAR TO PRODUCTS TO ANY ENTITY OTHER THAN GE FOR TWO YEARS AFTER THE TERM OF THIS AGREEMENT SHALL BE CONTINGENT ON THE EXERCISE BY GE OF ITS OPTION TO PURCHASE SPARE PARTS WITHIN ONE YEAR AFTER THE TERM OF THIS AGREEMENT IN ACCORDANCE WITH ARTICLE 14.2 OF THIS AGREEMENT.

    C. IN THE EVENT THAT CONOLOG WERE TO PRODUCE ENHANCED PRODUCTS OR PRODUCT DERIVATIVES WHICH DO NOT MEET THE CRITERIS OF THIS ARTICLE 4.3.B. OF BEING SUBSTANTIALLY SIMILAR TO PRODUCTS, GE SHALL HAVE THE RIGHT OF FIRST REFUSAL ON SUCH ENHANCED PRODUCTS OR PRODUCT DERIVATIVES BEFORE CONOLOG COULD SELL THEM TO ANY ENTITY OTHER THAN GE. SUCH ENHANCED PRODUCTS OR PRODUCT DERIVATIVES SHALL BE OFFERED TO GE BY CONOLOG AT PRICES CONSISTENT WITH PRODUCTS COVERED BY THIS AGREEMENT, AND GE SHALL INDICATE THEIR INTENTIONS TO CONOLOG REGARDING THE PURCHASE OF SUCH ENHANCED PRODUCTS OR PRODUCT DERIVATIVES UNDER THE TERMS OF THIS AGREEMENT WITHIN 60 DAYS OF NOTIFICATION BY CONOLOG.

    D. CONOLOG'S EXISTING PTR-1000 PRODUCTS SHALL BE EXEMPT FROM THE PROVISIONS OF THIS ARTICLE 4.3B AND 4.3.C FOR A PERIOD OF A MAXIMUM OF ONE YEAR FROM THE EFFECTIVE DATE OF THIS AGREEMENT, BY WHICH TIME THE PTR-1000 PRODUCT MUST BE OFFERED TO GE UNDER THE TERMS OF THIS AGREEMENT.

CONOLOG'S OBLIGATIONS UNDER THIS APRAGRAPH 4.3B SHALL CONTINUE ONLY FOR SO LONG AS GE MEETS ITS ANNUAL MINIMUM QUANTITY PURCHASE OBLIGATIONS SET FORTH IN PARAGRAPH 5.3 HEREOF.

4.4 AS USED IN THIS PARAGRAPH, THE TERM "TECHNICAL INFORMATION" SHALL MEAN TECHNICAL INFORMATION RELATING TO PRODUCTS WHICH IS DISCLOSED BY CONOLOG TO GE IN WRITTEN FORM AND WHICH BEARS A LEGEND OR OTHER MARKING INDICATING IT IS THE PROPRIETARY OR CONFIDENTIAL PROPERTY OF CONOLOG. FOR THE LIFE OF THIS AGREEMENT AND FOR TWO (2) YEARS THEREAFTER, GE WILL TAKE ALL REASONABLE CARE TO INSURE THAT TECHNICAL INFORMATION RECEIVED FROM CONOLOG SHALL NOT BE DISCLOSED TO THIRD PARTIES NOR USED, EXCEPT IN ACCORDANCE WITH THE SALE OF PRODUCTS UNDER THIS AGREEMENT, AND EXCEPT INSOFAR AS SUCH TECHNICAL INFORMATION IS EITHER:

    A. NECESSARILY DISCLOSED SOLELY BY ITS USE IN PRODUCTS MANUFACTURED AND SOLD BY GE;

    B. MADE PUBLIC BY CONOLOG;

    C. ESTABLISHED TO BE IN THE PUBLIC DOMAIN OTHERWISE THAN AS A CONSEQUENCE OF A BREACH OF THE OBLIGATION HEREIN UNDERTAKEN NOT TO DISCLOSE THE INFORMATION;

    D. NECESSARILY DISCLOSED TO BONA FIED SUBCONTRACTORS OF GE SOLELY TO PERMIT THEM TO PERFORM THEIR CONTRACTS WITH GE, PROVIDED THAT GE SHALL REQUIRE SUCH SUBCONTRACTORS TO MAINTAIN SUCH INFORMATION IN CONFIDENCE TO THE EXTENT OF THE FOREGOING REQUIREMENTS OF THIS PARAGRAPH AND TO USE SUCH INFORMATION SOLELY TO PERMIT THEM TO PERFORM THEIR CONTRACTS WITH GE; OR

    E. MUST REASONABLE BE DISCLOSED BY GE TO ITS CUSTOMERS OR USERS OF PRODUCTS IN CONNECTION WITH GE'S SALES, MARKETING, PRODUCT SERVICE, MAINTENANCE SERVICE OR MAINTENANCE ACTIVITIES; OR

    F. IS INDEPENDENTLY GENERATED BY EMPLOYEES, AGENTS, CONTRACTORS OR CONSULTANTS OF GE NOT HAVING ACCESS TO TECHNICAL INFORMATION; OR

    G. DISCLOSED TO GE BY THIRD PARTIES; OR

    H. KNOWN TO GE PRIOR TO DISCLOSURE THEREOF BY CONOLOG.

5. ORDERS AND ORDER SCHEDULE

5.1 WITHIN THIRTY (30) WORKING DAYS OF GE'S RECEIPT OF ALL PRODUCT PROTOTYPES AND PRODUCT DOCUMENTATION NECESSARY TO CONDUCT FINAL ACCEPTANCE TYPE TESTS, GE SHALL PERFORM SUCH ACCEPTANCE TYPE TESTS. IF CONOLOG CHANGES IN PRODUCT PROTOTYPES ARE REQUIRED TO PASS FINAL ACCEPTANCE TYPE TEST, GE SHALL AGAIN PERFORM SUCH ACCEPTANCE TYPE TESTS WITHIN THIRTY (30) WORKING DAYS OF RECEIVING THE MODIFIED PRODUCT PROTOTYPES FROM CONOLOG. WITHIN THIRTY (30) DAYS AFTER ALL SUCH PROTOTYPES SUCCESSFULLY PASS SUCH FINAL ACCEPTANCE TESTS, GE WILL PLACE AN ITIAL ORDER WITH CONOLOG FOR FIFTEEN
    (15) MARKETING SAMPLE PRODUCTS AT THE PRICES SET FORTH IN EXHIBIT A. CONOLOG WILL DELIVER THE INITIAL SAMPLE UNITS WITHIN EIGHT (8) WEEKS TO SUPPORT A GLOBAL PRODUCT INTRODUCTION.

5.2 AFTER THE INITIAL ORDER SET FORTH IN PARAGRAPH 5.1, GE MAY, AT ANY TIME, PLACE ADDITIONAL ORDERS WITH CONOLOG FOR DELIVERY WITHIN SIX (6) WEEKS. GE WILL COOPERATE WITH CONOLOG TO OPTIMIZE FACTORY LOADING AND INVENTORY LEVELS THROUGH REGULAR COMMUNICATIONS TO IDENIFY AND SCHEDULE ORDERS AND ACTIVE PROPOSALS FOR PRODUCTS. SUCH SCHEDULING MEETINGS OR TELECONFERENCES WILL BE HELD ON A LEAST A MONTHLY BASIS.

5.3 EXCEPT FOR THE INITIAL ORDER DESCRIBED IN PARAGRAPH 5.1, GE SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT TO PURCHASE PRODUCTS FROM CONOLOG. HOWEVER, GE RIGHTS UNDER PARAGRAPH 4.3B SHALL TERMINATE IF GE FAILS TO PURCHASE A MINIMUM QUANTITY OF PRODUCTS IN ACCORDANCE WITH THE FOLLOWING
    SCHEDULE:

    (A) 400 UNITS DURING THE SECOND 12 MONTH PERIOD AFTER THE DATE OF THE INITIAL FIRM ORDER REFERRED TO IN PARAGRAPH 5.1.

    (B) 700 UNITS DURING THE THIRD 12 MONTH PERIOD AFTER THE DATE OF THE FIRM ORDER REFERRED TO IN PARAGRAPH 5.1.

    (C) 900 UNITS DURING THE FOURTH 12 MONTH PERIOD AFTER THE DATE OF THE INITIAL FIRM ORDER REFERRED TO IN PARAGRAPH 5.1.

    (D) 1000 UNITS DURING THE FIFTH 12 MONTH PERIOD AFTER THE DATE OF THE INITIAL ORDER REFERRED TO IN PARAGRAPH 5.1.

    FOR PURPOSES OF THIS PARAGRAPH 5.3, QUANTITIES PURCHASED BY GE IN EXCESS OF THE MINIMUM QUANTITIES SET FORTH IN THIS PARAGRAPH 5.3 FOR ANY GIVEN PERIOD MAY BE APPLIED TO ANY SUBSEQUENT 12 MONTH PERIOD. IF QUANTITIES PURCHASED BY GE FALL BELOW THE MINIMUM QUANTITIES SET FORTH IN THIS PARAGRAPH 5.3 FOR ANY 12 MONTH PERIOD, GE AND CONOLOG AGREE TO APPLY ANY RESULTING EXCESS INVENTORY TO PRODUCTS PRODUCED FOR GE DURING THE SUBSEQUENT 12 MONTH PERIOD IN ACCORDANCE WITH CURRENT SCHEDULES.

5.4 FIRM PURCHASE AND SALE COMMITMENTS SHALL BE MADE ONLY THROUGH PURCHASE ORDERS ISSUED BY GE TO CONOLOG. PURCHASE ORDERS ARE ISSUED FOR THE PURPOSE OF REQUESTING TIMES AND QUANTITIES, ORDERING EQUIPMENT, SPECIFYING SHIP TO ADDRESSES AND METHODS OF SHIPMENT, IDENTIFYING CONFIGURATIONS OF PRODUCTS, AS WELL AS SPECIAL FACTORY-WITNESSED TESTING. THE CONDITIONS OF PURCHASE OF EXHIBIT B SHALL APPLY TO AND CONTROL ALL PRODUCTS ORDERS. WHERE, HOWEVER, THE CONTRACT PROVISIONS SHALL BE CONTROLLING TO THE EXTENT OF SUCH CONFLICT. THIS AGREEMENT SHALL ALSO CONTROL ALL INVOICING AND ORDER ACKNOWLEDGMENTS AND ANY ADDITIONAL OR DIFFERENT TERMS AND CONDITIONS CONTAINED IN OR ON THESE DOCUMENTS ARE OF NO FORCE OR EFFECT.

6. TERMS OF DELIVERY

6.1 ALL DELIVERIES OF PRODUCTS WILL BE MADE, IN ACCORDANCE WITH GE'S DIRECTION, BY CONOLOG FOB CONOLOG'S DOCK AT THEIR MANUFACTURING LOCATION IN SOMERVILLE, NJ. TITLE AND RISK OF LOSS OR DAMAGE SHALL PASS WHEN DELIVERED BY CONOLOG TO THE CARRIER.

6.2 GE SHALL PAY ALL FREIGHT CHARGES FOR DELIVERY OF PRODUCT EXCEPT WHEN CONOLOG HAS MISSED ITS DELIVERY SCHEDULE. IF CONOLOG MISSES ITS DELIVERY SCHEDULE, CONOLOG SHALL PAY ANY PREMIUM AIR FREIGHT CHARGES.

6.3 CONOLOG SHALL USE CARRIERS DESIGNATED BY GE. GE WILL FURNISH CONOLOG GE'S ACCOUNT NUMBERS AND CONOLOG SHALL INSTRUCT CARRIERS TO BILL GE DIRECTLY.

7. PRICES

7.1 THE PRICES FOR ANY PRODUCTS OFFERED BY GE AND DELIVERED BY CONOLOG SHALL BE THOSE SPECIFIED AT THE TIME OF ORDER IN EXHIBIT A, UNLESS OTHERWISE AGREED BY BOTH PARTIES.

7.2 PRICES REFERRED TO IN EXHIBIT A MAY BE ADJUSTED ANNUALLY ON THE ANNIVERSARY OF THIS AGREEMENT UPON MUTUAL AGREEMENT OF CONOLOG AND GE. THE TARGETED ANNUAL PRICE CHANGE WILL BE A DECREASE OF AT LEAST FIVE (5) PERCENT. THE BASIS FOR DECREASING PRICES IS THE EXPECTATION BY BOTH PARTIES THAT THE COST OF PRODUCING PRODUCT WILL DECREASE AS A RESULT OF INCREASED VOLUME, IMPROVED SOURCING, PRODUCTVITY AND IMPROVEMENTS IN FABRICATION AND TEST METHODS. GE WILL COOPERATE WITH CONOLOG IN ACHIEVING THIS RESULT.

7.3 PRICES QUOTED IN EXHIBIT A ARE NET EACH FOR EQUIPMENT SUPPLIED FOB AT CONOLOG'S DOCK.

7.4 WHEN GE'S ORDER RATE REACHES 60 UNITS PER MONTH, BASED ON A ROLLING 6 MONTHS AVERAGE, THE PRICES IN EXHIBIT A WILL BE REDUCED BY TWO (2) PERCENT. WHEN GE'S ORDER RATE REACHES 100 UNITS PER MONTH, THE PRICES IN EXHIBIT A WILL BE REDUCED BY AN ADDITIONAL THREE (3) PERCENT.

8. INFORMATION XCHANGE

8.1 CONOLOG AND GE WILL ENDEAVOR TO MEET AT INTERVALS, APPROXIMATELY ONCE EVERY SIX (6) MONTHS, TO EXCHANGE INFORMATION RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH MEETINGS SHALL BE HELD AT THE OFFICES OF GE OR CONOLOG, OR AT SUCH OTHER DATE OR PLACE AS THE PARTIES MAY FROM TIME TO TIME HEREAFTER MUTUALLY AGREE TO.

8.2 CONOLOG SHALL MAKE AVAILABLE TO GE COPIES OF THE CONOLOG APPLICATION NOTES, SALES AIDS, AND OTHER RELATED MATERIALS AS SET OUT FOR THE PRODUCTS IN EXHIBIT A TO ENABLE GE TO EFFECTIVELY MARKET PRODUCTS AND PERFORM RELATED ACTIVITIES.

9. WARRANTY

9.1 SUBJECT TO THE PROVISIONS BELOW, CONOLOG WARRANTS THE PRODUCTS OF ITS MANUFACTURE TO BE FREE FROM DEFECTS IN MATERIAL AND WORKMANSHIP AND IN CONFORMANCE WITH ALL APPLICABLE DRAWINGS AND SPECIFICATIONS OF EXHIBIT A AND TO BE FIT FOR THE PURPOSE INTENDED FOR A PERIOD OF 10 YEARS, OR AS OTHERWISE SPECIFIED, FROM THE DATE OF DELIVERY OF PRODUCTS BY GE TO ITS CUSTOMER, BUT NOT EXCEEDING 11 YEARS FROM THE DATE OF SHIPMENT FROM CONOLOG TO GE.

9.2 THIS WARRANTY DOES NOT APPLY IF PRODUCTS ARE IMPROPERLY STORED OR HANDLED, EXPOSED TO WEATHER ELEMENTS (WHERE NOT SO INTENDED), ABUSED, IMPROPERLY APPLIED, INSTALLED, OPERATED OR MAINTAINED CONTRARY TO CONOLOG'S INSTRUCTIONS, APPROPRIATE CODES, REGULATIONS AND GOOD PRACTICE WITHIN THE LIMITS OF RATED CAPACITY AND NORMAL USE.

9.3 WARRANTY CLAIMS SHALL BY NOTICE IN WRITING GIVEN TO CONOLOG. FOR VALID WARRANTY CLAIMS CONOLOG SHALL, PROMPTLY, AT ITS OPTION AND EXPENSE, REPAIR RETURNED PRODUCT, HAVE REPAIRED, OR REPLACE PRODUCTS FREE OF CHARGE.

9.4 THE WARRANTY PROVISIONS OF THIS ARTICLE 9 SHALL SURVIVE THE LIFE OF THIS AGREEMENT, AND CONOLOG ACCEPTS RESPONSIBILITY FOR WARRANTY CLAIMS FOR THE DURATION OF THE WARRANTY ON EACH PRODUCT FOR THE WARRANTY PERIOD SHOWN IN PARAGRAPH 9.1 ABOVE.

10. NON WARRANTY SUPPORT

10.1 CONOLOG SHALL SUPPLY GE AND ITS CUSTOMERS WITH NON WARRANTY SUPPORT SERVICES AS SET FORTH IN, AND AT THE PRICE SET OUT IN, EXHIBIT C.

11. INVOICES, PAYMENT TERMS, TAXES

11.1 PAYMENT TERMS ARE ONE AND ONE HALF (1.5) PERCENT DISCOUNT IF PAID WITHIN TEN (10) DAYS AFTER RECEIPT OF INVOICE, NET DUE FORTY-FIVE (45) DAYS AFTER RECEIPT OF INVOICE.

11.2 ALL PRICES PROVIDED HEREIN ARE EXCLUSIVE OF FEDERAL, STATE AND LOCAL EXCISE, SALES, USE, PROPERTY AND SIMILAR TAXES WHICH, WHEN APPLICABLE, WILL BE AUTHORIZED ON PURCHASE ORDERS AND WILL APPEAR AS SEPARATE ITEMS ON CONOLOG'S INVOICE.

12. TERMINATION

12.1 THIS AGREEMENT MAY BE TERMINATED BY EITHER PARTY UPON ONE (1) DAY PRIOR WRITTEN NOTICE IF THE OTHER PARTY BECOMES THE SUBJECT OF BANKRUPTCY, WINDING UP, RECEIVERSHIP, LIQUIDATION OR SIMILAR PROCEEDINGS.

12.2 THIS AGREEMENT MAY BE TERMINATED BY EITHER PARTY UPON WRITTEN NOTICE TO THE OTHER PARTY, IF THE OTHER PARTY IS IN A SUBSTANTIAL AND MATERIAL BREACH OF ANY PROVISION OF THIS AGREEMENT AND AFTER WRITTEN NOTICE THEREOF SUCH BREACH IS NOT CURED WITHIN SIXTY (60) DAYS FROM THE DATE OF SUCH NOTICE.

13. PERSONNEL ASSISTANCE

13.1 CONOLOG WILL MAKE AVAILABLE TO GE, AT NO CHARGE PER DIEM, QUALIFIED ENGINEERING PERSONNEL AS ARE NECESSARY TO TRAIN GE PERSONNEL REGARDING THE OPERATION OF PRODUCTS AND THEIR TESTING, REPAIR, SERVICING AND MAINTENANCE. SUCH SERVICES SHALL BE MADE AVAILABLE AFTER REQUEST BY
     GE AND SHALL BE LIMITED TO AN AGGREGATE OF SIX (6) MAN DAYS (IN NO MORE THAN THREE (3) TRIPS) DURING THE FIRST TWELVE (12) MONTHS OF THIS AGREEMENT AND NO MORE THAN THREE (3) MAN DAYS DURING THE NEXT SUBSEQUENT TWELVE (12) MONTH PERIOD. TRAVEL TIME SHALL NOT BE COUNTED AS MAN DAYS OF SERVICE. GE SHALL PAY DOCUMENTED AND REASONABLE TRAVEL AND LODGING COST (CONSISTENT WITH GE PRACTICES AND POLICIES) OF ENGINEERING PERSONNEL SUPPLIED BY CONOLOG UNDER THIS PARAGRAPH.

13.2 IN ADDITION TO THE SERVICES PROVIDED FOR IN PARAGRAPH 13.1, CONOLOG WILL MAKE AVAILABLE QUALIFIED ENGINEERING PERSONNEL FOR THE SAME PURPOSES AND ON THE SAME CONDITIONS AS SET FORTH IN PARAGRAPH 13.1, BUT AT A PER DIEM RATE OF $500 PER DAY FOR AN ENGINEER AND $400 PER DAY FOR A TECHNICIAN.

13.3 IN ADDITION TO THE SERVICES PROVIDED FOR IN PARAGRAPH 13.1 AND 13.2, CONOLOG WILL MAKE QUALIFIED PERSONNEL AVAILABLE TO GE, FOR LOCATIONS DESIGNATED BY GE, WITHIN 48 HOURS OF GE'S REQUEST FOR SUCH PERSONNEL
     IN ORDER TO PROVIDE ASSISTANCE TO GE IN RESOLVING PROBLEMS ASSOCIATED WITH PRODUCTS SOLD BY GE. TRAVEL AND LODGING COSTS SHALL BE TREATED IN THE SAME MANNER AS SET FORTH IN PARAGRAPH 13.1. SERVICES UNDER THIS PARAGRAPH SHALL BE RENDERED FREE OF ANY PER DIEM CHARGE IF RENDERED IN CONNECTION WITH A VALID WARRANTY CLAIM WHICH CAN NOT PRACTICALLY BE SATISFIED BY RETURNING PRODUCTS TO THE CONOLOG FACTORY. IF RENDERED FOR PRODUCTS OUT OF WARRANTY THE PER DIEM RATES SPECIFIED IN PARAGRAPH 13.2 SHALL APPLY. SERVICES REQUIRED HEREUNDER SHALL BE SUBJECT TO AVAILABLE SPACE ON COMMERCIAL AIRLINES AND OTHER SERVICES REQUIRED BY GE. CONOLOG ENGINEERS SHALL BE ESCORTED BE GE PERSONNEL.

14. MAINTENANCE

14.1 GE MAY MAINTAIN AND SERVICE THE PRODUCTS IN SUCH MANNER AND TO SUCH SPECIFICATION AS GE DETERMINES. CONOLOG SHALL PROVIDE GE WITH ALL SERVICE MANUALS AND INSTRUCTIONS, EXISTING AND ACCESSIBLE TO CONOLOG AT THE TIME OF NEED, NECESSARY TO MAINTAIN, SERVICE, REPAIR OR TEST PRODUCTS. ANY ADDITIONAL INFORMATION REQUIRED BY GE FOR THIS PURPOSE SHALL BE PROVIDED BY CONOLOG AND AT PER DIEM RATES SET OUT IN PARAGRAPH 13.2.

14.2 CONOLOG WILL PROVIDE TO GE AN ONGOING SPARE PARTS SUPPLY AS ORDERED BY GE. CONOLOG'S OBLIGATION TO SUPPLY SPARE PARTS SHALL CONTINUE DURING THE TERM OF THIS AGREEMENT AND THEREAFTER FOR A PERIOD OF FIVE (5) YEARS FROM THE DATE OF THE LAST SHIPMENT OF PRODUCTS TO GE. CONOLOG HEREBY GRANTS TO GE AN IRREVOCABLE OPTION, EXCERCISABLE, AT THE BEGINNING OF THE YEAR AFTER SHIPMENT OF THE LAST PRODUCT, TO PLACE A FIRM IRREVOCABLE ORDER AT CONOLOG'S THEN PREVAILING PRICES FOR REASONABLE QUANTITY OF PARTS WHICH CONOLOG SHALL DELIVER WITHIN TWELVE (12) MONTHS OF THE DATE OF SUCH ORDER.

15. INSURANCE

15.1 EACH PARTY SHALL MAINTAIN ADEQUATE AND PROPER INSURANCE AGAINST ALL LIABILITIES WHICH IT MAY INCUR PURSUANT TO ITS ACTIVITIES UNDER THIS AGREEMENT. CONOLOG SHALL MAINTAIN INSURANCE IN AN AMOUNT OF $3,000,000 PER OCCURANCE WITH A TOTAL OF $3,000,000.

16. TADEMARKS

16.1 GE SHALL HAVE NO RIGHT TO USE ANY OF CONOLOG'S TRADEMARKS OF TRADE NAMES RELATED TO THE PRODUCTS.

17. ASSIGNMENT

17.1 THIS AGREEMENT MAY NOT BE ASSIGNED BY EITHER PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE OTHER AND ANY ATTEMPT TO SO ASSIGN THIS AGREEMENT WITHOUT SUCH PERMISSION OF THE OTHER PARTY SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

18. PATENT INDEMNITY

18.1 CONOLOG WARRANTS THAT HARDWARE, FIRMWARE AND PROGRAM SOFTWARE COMPRISING THE PRODUCTS FURNISHED PURSUANT TO THIS AGREEMENT WILL NOT INFRINGE ANY VALID PATENT, TRADEMARK, COPYRGHT, INDUSTRIAL DESIGN OR TRADE SECRET. CONOLOG WILL, AT ITS OWN EXPENSE, DEFEND ANY AND ALL ACTIONS, SUIT OR CLAIMS CHARGING SUCH INFRINGEMENT.

18.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY APPEARING IN THIS AGREEMENT, CONOLOG SHALL DEFEND, INDEMNIFY AND SAVE HARMLESS GE, ITS OFFICERS, AGENTS, EMPLOYEES, AFFILIATES, DEALERS AND CUSTOMERS AND THOSE FOR WHOM GE MAY ACT AS AGENT IN THE PURCHASE OF SAID HARDWARE, FIRMWARE OR PROGRAM SOFTWARE, FROM ANY AND ALL LOSS, EXPENSE, DAMAGE, LIABILITY, CLAIMS OR DEMANDS EITHER AT LAW OR IN EQUITY, ARISING OUT OF ANY SUCH ACTUAL INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, INDUSTRIAL DESIGN OR TRADE SECRET RIGHTS BY THE MANUFACTURE, PURCHASE, SALE OR USE OF ANY
     SAID HARDWARE, FIRMWARE OR PROGRAM SOFTWARE FURNISHED IN CONNECTION WITH THIS AGREEMENT.

18.3 IF THE PRODUCTS OR ANY PART THEREOF ARE HELD IN SUCH ACTION, SUIT OR CLAIM TO CONSTITUTE AN INFRINGEMENT AND THE USE OF SUCH PRODUCTS OR PART THEREOF IS OR SHALL BE ENJOINED, THEN CONOLOG SHALL, AT ITS OWN EXPENSE, AND AT ITS OPTION, EITHER:

     A. PROCURE FOR GE OR ITS CUSTOMERS THE RIGHT TO CONTINUE USING SUCH PRODUCTS OR PART THEREOF, OR

     B. REPLACE SUCH PRODUCTS OR PART THEREOF WITH NON INFRINGING PRODUCTS ACCEPTABLE TO GE, OR

     C. MODIFY SUCH PRODUCTS OR PART THEREOF SO THEY BECOME NON INFRINGING.

18.4 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS ARTICLE 18, THE INDEMNITY OF THIS SECTION SHALL OT APPLY TO TRADEMARKS OR TRADENAMES SELECTED BY GE OR TO ANY INFRINGEMENT CAUSED BY DESIGN MODIFICATIONS REQUIRED BY GE.

19. CONFIDENTIALITY AND PROPRIETARY INFORMATION

19.1 SHOULD THE PARTIES HERETO NEED TO EXCHANGE INFORMATION WHICH IS PROPRIETARY TO EITHER OF THEM, AND TO THE EXTENT THAT SUCH EXCHANGE IS NOT COVERED BY ARTICLE 4.4 OF THIS AGREEMENT, SUCH EXCHANGE SHALL NOT OCCUR UNLESS AND UNTIL AN AGREEMENT IS MUTUALLY AGREED TO IN WRITING SETTING FORTH THE OBLIGATIONS OF THE RECEIVING PARTY REGARDING THE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

20. QUALITY

20.1 CONOLOG SHALL USE ITS BEST EFFORTS TO ACHIEVE AND MAINTAIN A ZERO DEFECTS/REJECT LEVEL IN PRODUCTS DELIVERED UNDER THIS AGREEMENT. CONOLOG SHALL PROVIDE UPON REQUEST BY GE DEFECTS PER MILLION (DPM) INFORMATION FOR CRITICAL TO QUALITY (CTQ) ITEMS. WHERE CTQ'S ARE NOT SPECIFICALLY DEFINED, QUALITY REQUIREMENTS WILL BE MET BASED ON CURRENT DOCUMENTATION, E.G., SPECIFICATIONS, DRAWINGS AND QUALITY PLAN.

20.2 CONOLOG WILL DEVELOP AND USE STATISTICAL PROCESS CONTROL (VARIABLES AND ATTRIBUTES) AS AN INTEGRAL PART OF ITS PROCESSES TO PROVIDE THE INFORMATION NESESSARY FOR CONTINUOUS IMPROVEMENT IN QUALITY AND PRODUCTIVITY. CONOLOG WILL UTILIZE DATA FROM THE CONTROL CHARTS TO IDENTIFY OPPORTUNITIES FOR CENTER THE PROCESS AND CONTINUALLY REDUCING ITS VARIATION.

20.3 CONOLOG MUST BE ISO9000 REGISTERED OR AGREE TO A GE AUDIT, UPON REASONABLE NOTICE AND AT REASONABLE TIMES OF CONOLOG'S QUALITY AND PROCESS CONTROL PROCEDURES AND DESIGN DOCUMENTATION FOR PRODUCT(S) WITHIN THE SCOPE OF THIS AGREEMENT. CONOLOG AGREES TO MAKE THEIR BEST EFFORT TO ACHIEVE AND MAINTAIN ISO9000 REGISTRATION.

21. NOTICES

21.1 ANY AND ALL NOTICES OR OTHER INFORMATION REQUIRED TO BE GIVEN BY ONE OF THE PARTIES TO THE OTHER SHALL BE DEEMED SUFFICIENTLY GIVEN WHEN FORWARDED BY PREPAID REGISTERED MAIL, BY FACSIMILE OR LIKE MEANS, BY TELEGRAM OR BY HAND DELIVERY TO THE OTHER PARTY AT THE FOLLOWING
     ADDRESS:

     IF TO CONOLOG:

     CONOLOG CORP.                 FAX NO. 1 (908) 722 5461
     5 COLUMBIA ROAD
     SOMERVILLE, NJ  08876
     ATTENTION: PRESIDENT

     IF TO GE:

     GE POWER MANAGEMENT           FAX NO. 1 (610) 251 7343
     205 GREAT VALLEY PARKWAY
     MALVERN, PA  19355
     ATTENTION: OPERATIONS MANAGER

     AND SUCH NOTICES SHALL BE DEEMED TO HAVE BEEN RECEIVED TEN (10) BUSINESS DAYS AFTER MAILING IF FORWARDED BY MAIL, AND THE FOLLOWING BUSINESS DAY IF FORWARDED BY FACSIMILE OR LIKE MEANS, TELEGRAM, OR HAND DELIVERY.

21.2 THE AFOREMENTIONED ADDRESS OF EITHER PARTY MAY BE CHANGED AT ANY TIME BY THE GIVING OF PRIOR NOTICE THEREOF TO THE OTHER PARTY.

22. ENTIRE AGREEMENT

22.1 THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES RESPECTING THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS OR NEGOTIATIONS REGARDING PRODUCT MADE AND CONDUCTED BETWEEN THEM. THIS AGREEMENT MAY NOT BE MODIFIED OR AMENDED UNLESS IN WRITING SIGNED BY EACH OF THE PARTIES HERETO. FAILURE OF EITHER PARTY AT ANY TIME TO REQUIRE PERFORMANCE OF ANY PROVISIONS OF THIS AGREEMENT SHALL NOT AFFECT THE RIGHT TO REQUIRE FULL PERFORMANCE AT ANY TIME THEREAFTER. ANY WAIVER BY EITHER PARTY OF A BREACH OF ANY PROVISION SHALL NOT BE TAKEN OR HELD TO BE A WAIVER OF ANY SUBSEQUENT BREACH HEREOF OR AS NULLIFYING THE EFFECTIVENESS OF SUCH PROVISION.

23. GOVERNING LAW

23.1 THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

24. ARBITRATION

24.1 ANY CONTROVERSY OR CLAIM ARISING OUT OF, OR RELATED TO, THIS CONTRACT, OR THE BREACH THEREOF, SHALL BE SETTLED BY ARBITRATION CONDUCTED IN THE STATE OF NEW YORK IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

25. ESCROW OF TECHNICAL INFORMATION

25.1 CONOLOG AGREES, AT GE'S REQUEST AFTER SEPTEMBER OF 1997, TO PLACE IN ESCROW A COPY OF ALL AVAILABLE AND ON HAND TECHNICAL INFORMATION AS DEFINED IN THIS ARTICLE 25, TO THE EXTENT REQUIRED FOR PRODUCTION. THE ESCROWED TECHNICAL INFORMATION SHALL BE TREATED UNDER THE TERMS OF AN ESCROW AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS AGREEMENT, TO WHICH CONOLOG HEREBY AGREES TO ASSENT. THE ESCROW AGREEMENT WILL PROVIDE FOR THE RELEASE FOR THE RELEASE OF THE ESCROWED TECHNICAL INFORMATION TO GE IN THE EVENT CONOLG BECOMES UNABLE TO SUPPLY PRODUCTS PURSUANT TO THIS AGREEMENT FOR A CONTINUOUS PERIOD OF FORTY FIVE (45) DAYS IN THE QUANTITIES REQUIRED. GE SHALL HAVE AUTHORIZATION TO USE SUCH TECHNICAL INFORMATION FOR SO LONG AS CONOLOG REMAINS UNABLE TO PERFORM ITS AFOREMENTIONED OBLIGATION. GE SHALL TAKE THE SAME STEPS IN PROTECTING TECHNICAL INFORMATION AS GE TAKES IN PROTECTING ITS OWN PROPRIETARY INFORMATION THAT GE DESIRES TO MAINTAIN PROPRIETARY. WHEN CONOLOG AGAIN BECOMES CAPABLE OF SUPPLYING PRODUCTS, GE SHALL RETURN TECHNICAL INFORMATION AND ALL COPIES THEREOF INTO EXCROW.

25.2 "TECHNICAL INFORMATION", AS USED HEREIN, MEANS: ALL INFORMATION NECESSARY, EITHER VERBALLY OR IN WRITING, TO ENABLE MANUFACTURING OF PRODUCTS, TO THE HIGHEST LEVEL OF QUALITY TO WHICH CONOLOG HAS MANUFACTURED PRODUCTS, AND ALL AVAILABLE AND ON HAND TECHNICAL INFORMATION OWNED OR CONTROLLED BY CONOLOG DURING THE TERM OF THIS AGREEMENT RELATING TO THE DESIGN, MANUFACTURE, TESTING, PERFORMANCE, OPERATION OR USE OF PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL INFORMATION AVAILABLE AND ON HAND PERTAINING TO THE FOLLOWING:

     A. ALL DAWINGS AND ENGINEERING DESIGN DATA FOR PRODUCS;

     B. ALL SPECIFICATIONS OF ANY KIND FOR PRODUCTS INCLUDING, WITHOUT LIMITATION, ALL FUNCTIONAL, PERFORMANCE, AND MATERIAL SPECIFICATIONS;

     C. ALL INFORMATION RELATING TO ANY AND ALL PROCESSES OR METHODS USED IN MANUFACTURING PRODUCTS;

     D. ALL INFORMATION RELATING TO ANY AND ALL MACHINES, EQUIPMENT OR APPARATUS USED IN THE MANUFACTURE OF PRODUCTS INCLUDING, WITHOUT LIMITATION, ALL DRAWINGS AND SPECIFICATIONS RELATING TO SUCH MACHINES, EQUIPMENT OR APPARATUS AND LISTS OF VENDORS WHO SUPPLY SUCH MACHINES, EQUIPMENT OR APPARATUS;

     E. ALL INFORMATION RELATING TO QUALITY AND QUALITY CONTROL, INCLUDING WITHOUT LIMITATION, SPECIFICATIONS AND PROCEDURES RELATED THERETO;

     F. ALL INFORMATION RELATING TO TEST SPECIFICATIONS AND TEST RESULTS FOR PRODUCTS;

     G. ALL INFORMATION RELATING TO EQUIPMENT OR APPARATUS USED IN TESTING PRODUCTS OR SIMULATING THEIR OPERATION;

     H. ALL INFORMATION RELATING TO ENVIRONMENTAL MATTERS RELATING TO PRODUCTS OR THEIR MANUFACTURE;

     I. ALL INFORMATION RELATING TO COMPUTER SOFTWARE USED IN DESIGNING, MANUFACTURING, TESTING, OPERATION, OR USING PRODUCTS, INCLUDING, WITHOUT LIMITATION, ALL SOFTWARE RELATED TO PLANNING AND COSTING PROGRAMS FOR FACTORY SCHEDULING AND MANAGEMENT OF THE BUSINESS; AND

     J. ALL INFORMATION RELATING TO THE FUNCTIONS AND USE OF NECESSARY EQUIPMENT USED BY CONOLOG IN MANUFACTURING PRODUCTS;

     K. ALL INFORMATION RELATING TO THE REPAIR OR MAINTENANCE OF PRODUCTS.

IN WITNESS THEREOF, EACH OF THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED BY ITS DULY AUTHORIZED REPRESENTATIVE.

CONOLOG CORP.                               GENERAL ELECTRIC COMPANY


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